As filed with the Securities and Exchange Commission on March 12, 2001

                        Registration No. 333 - __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            COMMERCIAL CONCEPTS, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                  Utah                                     87-0409620
                  ----                                     ----------
      (State or other jurisdiction                       (IRS Employer
    of incorporation or organization)                Identification Number)


                           324 South 400 West, Suite B
                            Salt Lake City, UT 84101
                          -----------------------------
                         (Address of principal executive
                               offices) (zip code)

                            COMMERCIAL CONCEPTS, INC.
                               STOCK BONUS PROGRAM
                            -----------------------
                            (Full title of the plan)

                             GEORGE E. RICHARDS, JR.
                      President and Chief Executive Officer
                            Commercial Concepts, Inc.
                           324 South 400 West, Suite B
                            Salt Lake City, UT 84101
                         -----------------------------
                     (Name and address of agent for service)

                                 (801) 328-0540
                               ------------------
                          (Telephone number, including
                        area code, of agent for service)

                                 WITH COPIES TO:
                               Gregory E. Lindley
                             Ray, Quinney & Nebeker
                         79 South Main Street, Suite 500
                            Salt Lake City, UT 84111

----------------------------------------------------------------------------------------------------------------------
                                           Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------
  Title of Securities        Amount to be          Proposed Maximum           Proposed Maximum          Amount of
    to be Registered          Registered(1)         Offering Price           Aggregate Offering     Registration Fee
                                                     Per Share(2)                  Price(2)
------------------------- -------------------- -------------------------- ------------------------- ------------------
Common Stock,                 5,000,000(3)              $.21875                  $1,093,750              $273.44
    $.001 par value
------------------------- -------------------- -------------------------- ------------------------- ------------------

1 This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of stock dividends, mergers, reorganizations, split-ups, combinations, recapitalizations or other changes in Common Stock.

2 Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Based on the last reported sales price per share of Common Stock of Commercial Concepts, Inc., as reported on February 23, 2001.

3 Represents shares of Common Stock issued to certain employees and members of the Board of Directors of Commercial Concepts under the Stock Bonus Program. Please refer to the Selling Stockholders section of this document.

EXPLANATORY NOTE

         Commercial Concepts, Inc. has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, $.001 par value per share, issued to its employees pursuant to the Stock Bonus Program.

         Under cover of this Form S-8 is a Reoffer Prospectus for Commercial Concepts prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 3,900,000 shares of common stock acquired by certain of the selling stockholders.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the 1933 Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Commercial Concepts, Inc.
324 South 400 West, Suite B
Salt Lake City, UT 84101
(801) 328-0540


5,000,000 SHARES OF COMMON STOCK

         The shares of common stock, $.001 par value per share, of Commercial Concepts offered hereby will be sold from time to time by holders of shares of Common Stock issued as bonuses for performance as set forth in the Stock Bonus Program.

         The sales may occur in transactions in the over-the-counter market at prevailing market prices or in negotiated transactions. Commercial Concepts will not receive proceeds from any of these sales. Commercial Concepts is paying for the expenses incurred in registering the shares.

         The shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the shares under the 1933 Act to allow for future sales by selling stockholders who are directors or executive officers of Commercial Concepts to the public without restriction. To Commercial Concepts' knowledge, none of these selling stockholders have any arrangement with any brokerage firm for the sale of the shares. Each of these selling stockholders may be deemed to an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

         Commercial Concepts' common stock is traded in the over-the-counter market and quoted on the NASD OTC Bulletin Board under the symbol "CMEC." On February 23, 2001 closing bid price for the common stock, as reported on the NASD OTC Bulletin Board, was $.21875 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

March 12, 2001

                                TABLE OF CONTENTS

                                                                       Page

WHERE YOU CAN FIND MORE INFORMATION......................................5
INCORPORATED DOCUMENTS...................................................6
RISK FACTORS.............................................................6
USE OF PROCEEDS..........................................................8
SELLING STOCKHOLDERS.....................................................8
PLAN OF DISTRIBUTION.....................................................9
LEGAL MATTERS............................................................9
EXPERTS..................................................................9

         You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus Reoffer Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

         Commercial Concepts files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

450 Fifth Street, N.W.    Seven World Trade Center     Northwest Atrium Center
Washington, DC 20549      13th Floor                   5000 West Madison Street
                          New York, NY 10048           Suite 1400
                                                       Chicago, IL 60661

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http:\\www.sec.gov).

INCORPORATED DOCUMENTS

         The SEC allows Commercial Concepts to "incorporate by reference" information into this Reoffer Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

         All documents filed or subsequently filed by Commercial Concepts under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference specifically, including:

         (a) Commercial Concepts' Form 10-KSB for the fiscal year ending February 29, 2000;

         (b) Commercial Concepts' Form 10-QSB for the quarters ending May 31, 2000, August 31, 2000 and November 30, 2000;

         (c)      Commercial  Concepts'  report on Form 8-K,  filed  October 13,
                  2000; and

         (d) Commercial Concepts' Definitive Schedule 14A filed on August 14, 2000.

         The Company will provide, without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to Commercial Concepts, Inc., 324 South 400 West, Salt Lake City, UT 84101, telephone number (801) 328-0540.

RISK FACTORS

         In this section, we highlight some of the risks associated with Commercial Concepts' business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by the Reoffer Prospectus.

         (a) If our products are not accepted by either our customers or distributors, we will not be able to generate sufficient revenues to be profitable.

         Our various products compete in highly competitive markets. Our prospects for success will therefore depend upon our ability to successfully market our products either directly to customers or through distributors who may be inhibited from doing business with Commercial Concepts because of their commitment to other products. As a result, demand and market acceptance for our products is subject to a high level of uncertainty. We currently have limited financial, personnel and other resources to undertake the extensive activities that will be necessary to produce and market our products. There is no assurance that we will be able to formalize expanded marketing arrangements or that our marketing efforts will result in substantial additional revenues.

         (b) Investors must rely on our current management for the success of their investment.

         We are dependent upon members of our current management. The stability and growth of Commercial Concepts would be significantly compromised if members of management were unable or unwilling to perform these responsibilities.

         (c) If we are unable to generate income, we will be forced to try and raise additional money.

         In order for Commercial Concepts to develop, both internally and through acquisitions, significant additional funding will be required. A failure by us to generate or raise sufficient funds, may require Commercial Concepts to delay or abandon some or all of our future expansion plans or expenditures or reduce the scope of some or all of our present operations, which could have a material adverse effect on our financial condition, results of operations and cash flow. We cannot predict at this time whether any additional financing will be in the form of equity or debt, or be in another form. We may not be able to obtain the necessary additional capital on a timely basis or on acceptable terms, if at all. In any of these events, we may be unable to implement our current plans.

         (d) We have a going-concern qualification in our certifying accountant's financial statement report.

         A going-concern qualification indicates an absence of obvious or reasonably assured sources of future funding that will be required by us to maintain ongoing operations. To-date we have successfully funded our needs by attracting additional equity investments and small issues of debt. We believe that our ongoing efforts will continue to successfully fund operations until positive cash flow is attained. However, there is no guarantee that our efforts will be able to attract additional necessary equity and/or debt investors. If we are unable to obtain this additional funding, we may not be able to continue operations.

         (e)      Our common shares are traded on an inefficient trading market.

         The common shares of Commercial Concepts are listed for trading on the NASD Over the Counter Bulletin Board. The Bulletin Board does not offer investors the transaction liquidity of more traditional exchanges such as the New York Stock Exchange or the NASDAQ. To-date we have eleven market makers working to maintain an orderly market for our shares on the Bulletin Board. However, the number of participating market makers could change at any time. If we lost all market makers, our shareholders may have difficulty executing purchase or sale of our shares.

         (f) Commercial Concepts, Inc. has a tangible net worth deficit at the latest balance sheet date.

         We have a net worth deficit as of our latest balance sheet date. This deficit indicates that we will be unable to meet our future obligations unless additional funding sources are obtained. To-date we have been able to obtain funding for our needs and meet our obligations in a timely manner. However, if in the future we are unsuccessful in attracting new sources of funding then we will be unable to continue.

         (g) If we are unable to obtain patent protection for our products, we may not be able to keep our products from being copied or used by others.

         We have applied for patents on our imaging and screen saver products. We have patent pending status with our PictureBase(C) and Wavescreens(C) products. There is no assurance that if final patents are granted that any patents will afford us commercially significant protection of our technologies, or that we will have adequate resources to enforce our patents. We also intend to seek foreign patent protection. With respect to foreign patents, the laws of other countries may differ significantly from those of the United States as to the patentability of our products or technology. The degree of protection afforded by foreign patents may be different than those in the United States. Patents in the United States are maintained in secrecy until patents issue, and since the publication of discoveries in the scientific or patent literature tends to lag behind actual discoveries by several months, we cannot be certain that we will be the first creator of inventions covered by any patent applications we make or the first to file patent applications on such inventions.

USE OF PROCEEDS

         Commercial Concepts will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

SELLING STOCKHOLDERS

         The shares to which this Reoffer Prospectus relates are being registered for reoffers and resales by selling stockholders, who are directors or executive officers of Commercial Concepts and who may be issued the shares based upon performance as provided in the Stock Bonus Program. The selling stockholders may resell all, a portion or none of such shares from time to time.

PLAN OF DISTRIBUTION

         The selling stockholders may sell the shares for value from time to time under this Reoffer Prospectus in one or more transactions on the NASD OTC Bulletin Board, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. They may effect such transactions by selling the shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent) which compensation may be less than or in excess of customary commissions).

         The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

         In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common stock, including the shares owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

         There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

         Commercial Concepts will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares by the selling stockholders.

LEGAL MATTERS

         The validity of the common stock offered hereby will be passed upon for Commercial Concepts by Ray, Quinney & Nebeker, Salt Lake City, UT.

EXPERTS

         The balance sheet of Commercial Concepts, Inc. as of February 29, 2000 and the related statements of operations, stockholders' deficit and cash flows for the year ended February 29, 2000, included in this prospectus, have been included herein in reliance on the report of Fitzgerald Sanders, LLC, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Commercial Concepts, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's report on Form 10-KSB for the fiscal year ended February 29, 2000;

         (b) The Registrant's reports on Form 10-QSB for the fiscal quarters ended May 31, 2000, August 31, 2000 and November 30, 2000;

         (c)      The  Registrant's  report on Form 8-K, filed October 13, 2000;
                  and

         (d)      The  Registrant's  Definitive  Schedule 14A,  filed August 14,
                  2000.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c) 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation provide for the indemnification of the Registrant's directors and officers to the fullest extent permitted by the Utah Revised Business Corporation Act ("URBCA"). The liability of directors and officers of the Registrant is limited such that a director or officer is not liable to the Registrant or its stockholders for any action taken or any failure to take any action, as an officer or director, as the case may be, unless:

         (a) the director or officer has breached or failed to perform the duties of the office in compliancess. 16-10(a)-841 of the URBCA; and

         (b) the breach or failure to perform constitutes gross negligence, willful misconduct, or intentional infliction of harm on the Registrant or its stockholders.

Directors of the Registrant are personally liable if such director votes for or assents to an unlawful distribution under the URBCA or the Registrant's Articles of Incorporation.

         The Registrant will pursuant to ss. 16-10a-902 of the URBCA, indemnify an individual, made party to a proceeding because he was a director, against liability incurred in the proceeding if:

         (a) the director's conduct was in good faith;

         (b) the director reasonably believed that his conduct was in, or not opposed to, the Registrant's best interests; and

         (c) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; provided that, the Registrant may not indemnify the same director if (i) indemnification is sought in connection with a proceeding by or in the right of the Registrant in which the director was adjudged liable to the Registrant; or (ii) indemnification is sought in connection with any other proceeding charging that the director derived an impersonal personal benefit, whether or not including action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

Indemnification under this section in connection with a proceeding by or in the right of the Registrant is limited to reasonable expenses incurred in connection with the proceeding.

         In accordance with ss. 16-10a-903 of the URBCA, the Registrant shall indemnify a director or an officer, who is successful on the merits or otherwise, in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a party because he is or was a director or an officer of the Registrant, as the case may be, against reasonable expenses incurred by him in connection with the proceeding or claim with respect to which he has been successful.

         In accordance with ss. 16-10a-1-904 of the URBCA, the Registrant will pay or reimburse the reasonable expenses incurred by a party to a proceeding in advance of the final disposition of the proceeding, provided that:

         (a) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described inss.16-10a-902 of the URBCA;

         (b) the director furnishes to the Registrant a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and

         (c) a determination is made that the facts then known to those making the determination would not preclude indemnification thereunder.

         Section 16-10a-905 permits a director or officer who is or was a party to a proceeding to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction.

         The Registrant will indemnify and advance expenses to an officer, employee, fiduciary or agent of the Registrant to the same extent as a director; or to a greater extent in some instances if not inconsistent with public policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8. EXHIBITS

-------- -----------------------------------------------------------------------
No.      Exhibits
-------- -----------------------------------------------------------------------
5.1*     Opinion and consent of Ray, Quinney & Nebeker
-------- -----------------------------------------------------------------------
23.1*    Independent Auditors' Consent  - Fitzgerald Sanders, LLC
-------- -----------------------------------------------------------------------
23.2*    Consent of Ray, Quinney & Nebeker is contained in Exhibit 5.1
-------- -----------------------------------------------------------------------
23.3*    Independent Auditors' Consent - Christensen & Duncan, CPA's LC
-------- -----------------------------------------------------------------------
24*      Power of Attorney  (included on page 15 of this Registration Statement)
-------- -----------------------------------------------------------------------
*  Filed herewith

ITEM 9. UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include  any  prospectus  required  by Section
10(a)(3) of the 1933 Act;

                           (ii) to reflect in the prospectus any facts or events
arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii)  to  include  any  material   information  with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and 1(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

                  (2) that for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the Registrant's Incentive Stock Option Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities
Act,  and  is  therefore,   unenforceable.   In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on this 12th day of March 2001.

                                        COMMERCIAL CONCEPTS, INC.

                                        By: /s/ George E. Richards, Jr.
                                           ---------------------------------
                                           George E. Richards, Jr.
                                           President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of Commercial Concepts, Inc., a Utah corporation, do hereby constitute and appoint George E. Richards, Jr. the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                     Date
        ---------                       -----                     ----

/s/ George E. Richards, Jr.     President, Chief Executive    March 12, 2001
-------------------------       Officer, and Director
George E. Richards, Jr.

/s/ Karl Hansen                 Chief Financial Officer,      March 12, 2001
-------------------------       Secretary, and Director
Karl Hansen

/s/ Scott Adamson               Executive Vice President      March 12, 2001
-------------------------       and Director
Scott Adamson

/s/ Lee R. Kunz, Sr.            Director                      March 12, 2001
-------------------------
Lee R. Kunz, Sr.

/s/ Lee Greenberg               Director                      March 12, 2001
-------------------------
Lee Greenberg

EXHIBIT INDEX

-------- -----------------------------------------------------------------------
No.      Exhibits
-------- -----------------------------------------------------------------------
5.1*     Opinion and consent of Ray, Quinney & Nebeker
-------- -----------------------------------------------------------------------
23.1*    Independent Auditors' Consent  - Fitzgerald Sanders, LLC
-------- -----------------------------------------------------------------------
23.2*    Consent of Ray, Quinney & Nebeker is contained in Exhibit 5.1
-------- -----------------------------------------------------------------------
23.3*    Independent Auditors' Consent - Christensen & Duncan, CPA's LC
-------- -----------------------------------------------------------------------
24*      Power of Attorney  (included on page 15 of this Registration Statement)
-------- -----------------------------------------------------------------------
*  Filed herewith


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